UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2025

MATINAS BIOPHARMA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38022	46-3011414
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

1545 Route 206 South, Suite 302 Bedminster, New Jersey	07921
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 484-8805

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock	MTNB	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 12, 2025, Matinas BioPharma Holdings, Inc. (the “Company”) and Jerome D. Jabbour, the Company’s Chief Executive Officer, entered into the Third Amendment (the “Amendment”) to the Employment Agreement, between the Company and Mr. Jabbour, dated March 22, 2018 (as previously amended by that certain First Amendment, dated March 3, 2023, and that certain Second Amendment, dated April 30, 2025, the “Agreement”). Prior to the Amendment, the Agreement provided that if a Change in Control (as defined in the Agreement) occurs on or prior to March 31, 2026 and Mr. Jabbour remains employed by the Company through the date of the Change in Control, he is entitled to payment of a retention bonus in an amount equal to the greater of (i) his target annual bonus for the fiscal year in which such Change in Control occurs, or (ii) $299,000 (the “Retention Bonus”).

The Amendment modifies the Agreement by:

(a)	Extending the date by which a Change in Control must occur to trigger the Retention Bonus from March 31, 2026 to June 30, 2026.

(b)	Providing that two-thirds of the Retention Bonus will be paid upon the Company’s execution of a definitive agreement that, if consummated, would result in a Change in Control, and the remaining one-third would be paid immediately prior to the closing of such Change in Control, so long as for each payment Mr. Jabbour has not resigned without Good Reason nor been terminated by the Company for Cause (each as defined in the Agreement). If Mr. Jabbour resigns for Good Reason or is terminated by the Company other than for Cause, he will be entitled to the Retention Bonus (or any remaining portion thereof), payable within ten days following such termination and in any event not later than immediately prior to the closing of a Change in Control.

(c)	Providing that Mr. Jabbour will be entitled to an annual bonus for the 2025 calendar year in an amount no less than his target annual bonus payable at the same time annual bonuses are paid to other senior executives, but in no event later than February 1, 2026, provided that he has not been terminated for Cause or resigned without Good Reason prior to February 1, 2026.

(d)	Modifying the Agreement’s definition of “Change in Control” to include a transaction resulting in a material change to the Company’s (or its successor’s) primary business as in effect immediately prior to such transaction.

(e)	Making certain modifications to the definitions of “Cause” and “Good Reason” under the Agreement.

Except as specifically set forth in the Amendment, all other terms and conditions of the Agreement remain in full force and effect. The foregoing description of the terms of the Amendment is not intended to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Third Amendment to Employment Agreement, dated as of December 12, 2025, between the Company and Jerome D. Jabbour
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATINAS BIOPHARMA HOLDINGS, INC.

Dated: December 12, 2025	By:	/s/ Jerome D. Jabbour
	Name:	Jerome D. Jabbour
	Title:	Chief Executive Officer